UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 18, 2007 (October 18, 2007)
Oxford Industries, Inc.
(Exact name of registrant as specified in its charter)

Georgia (State or other jurisdiction of incorporation)	001-04365 (Commission File Number)	58-0831862 (IRS Employer Identification No.)

222 Piedmont Avenue, N.E., Atlanta, GA (Address of principal executive offices)	30308 (Zip Code)
Registrant’s telephone number, including area code (404) 659-2424
Not Applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01          Regulation FD Disclosure.
On October 18, 2007, Oxford Industries, Inc. (the “Company”) made a presentation at the 2007 Wachovia Consumer Growth Conference. The Company’s presentation, in its entirety, was to have been broadcast live on the Internet, as well as archived and made available on the Company’s website through November 2, 2007.
The Company has learned that portions of the Company’s presentation were not included in the webcast. During the portions of the Company’s presentation that were not included in the webcast, the Company stated that it expects (i) its net sales and earnings for the second quarter of the 2008 transition period, which commenced on September 1, 2007 and will end on November 30, 2007, to be flat to slightly higher than during the comparable period last year, and (ii) its net sales and earnings for the two month period commencing December 1, 2007 and ending February 2, 2008 to be flat to slightly higher than during the comparable period last year.
The information contained in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise be subject to the liabilities of that section, nor shall it be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXFORD INDUSTRIES, INC.
October 18, 2007	/s/ Thomas E. Campbell
	Name:	Thomas E. Campbell
	Title:	Vice President